UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 2, 2014 (June 27, 2014)

HEALTHWAYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(615) 614-4929
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.
The Audit Committee of the Board of Directors (the "Audit Committee") of Healthways, Inc. (the "Company") conducted a comprehensive, competitive process to select the independent registered public accounting firm for the Company's fiscal year ending December 31, 2014. The Audit Committee invited four national accounting firms to participate in this process. As a result of this process and following careful deliberation, on June 27, 2014, the Audit Committee approved the engagement of PricewaterhouseCoopers LLP ("PwC") as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2014 and thereby dismissed Ernst & Young LLP ("EY") from that role effective immediately.
EY's reports on the Company's consolidated financial statements as of and for the fiscal years ended December 31, 2013 and December 31, 2012 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of EY on the effectiveness of internal control over financial reporting as of December 31, 2013 and December 31, 2012 did not contain an adverse opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended December 31, 2013 and December 31, 2012, and the subsequent interim period through June 27, 2014, the date of EY's dismissal, there have been (i) no "disagreements" within the meaning of Item 304(a)(1)(iv) of Regulation S-K, between the Company and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to EY's satisfaction, would have caused EY to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim period, and (ii) no "reportable events" as described in Item 304(a)(1)(v) of Regulation S-K, except for the existence of a material weakness in the Company's internal control over financial reporting as of March 31, 2014 related to the revenue recognition process, specifically related to the application of the revenue recognition accounting guidance to new or amended non-standard contracts.  The existence of this material weakness was reported in Part I, Item 4 of the Company's Quarterly Report on Form 10-Q for the Company's fiscal quarter ended March 31, 2014.
The Company provided EY with a copy of the disclosures it is making in this Current Report on Form 8-K. The Company requested that EY furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of EY's letter, dated July 2, 2014, is attached as Exhibit 16.1 hereto.
During the fiscal years ended December 31, 2013 and December 31, 2012, and the subsequent interim period through June 27, 2014, neither the Company nor anyone on its behalf has consulted with PwC regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements and neither a written report nor oral advice was provided to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a "disagreement" within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or a "reportable event" as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:
Exhibit 16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated July 2, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHWAYS, INC.

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Chief Financial Officer
Date:  July 2, 2014

EXHIBIT INDEX
Exhibit 16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated July 2, 2014.